CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 filed pursuant to Rule 486(b), of our report dated June 29, 2020, relating to the financial statements and financial highlights of Variant Alternative Income Fund, for the year ended April 30, 2020, and to the references to our firm under the headings “Financial Highlights”, “Senior Securities” and “Independent Registered Public Accounting Firm; Legal Counsel” in the Prospectus and “Independent Registered Public Accounting Firm; Legal Counsel” and “Financial Statements” in the Statement of Additional Information.

Cohen & Company, Ltd.

Chicago, Illinois

June 1, 2021

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ON SUPPLEMENTAL INFORMATION

To the Shareholders and Board of Trustees of Variant Alternative Income Fund

We have audited and reported separately herein on the statement of assets and liabilities, including the schedule of investments, of Variant Alternative Income Fund (the “Fund”) as of April 30, 2020, and the related statements of operations and cash flows for the year then ended, the statements of changes in shareholders’ equity for each of the two periods in the period then ended, including the related notes, and the financial highlights for each of the two periods in the period then ended (collectively referred to as the “financial statements”), in accordance with the standards of the Public Company Accounting Oversight Board (United States).

The accompanying information included in the registration statement under the caption “Senior Securities” (Senior Securities Table) for the for the period ended April 30, 2020 and April 30, 2019 has been subjected to audit procedures performed in conjunction with our audit of the Fund’s financial statements.

The Senior Securities Table is the responsibility of the Fund’s management. Our audit procedures included determining whether the Senior Securities Table reconciles to the financial statements or the underlying accounting and other records, as applicable, and performing procedures to test the completeness and accuracy of the information presented in the Senior Securities Table. In forming our opinion on the Senior Securities Table, we evaluated whether the Senior Securities Table, including its form and content, is presented in conformity with instructions to Form N-2 and Section 18 of the Investment Company Act of 1940. In our opinion, the Senior Securities Table for each of the two periods in the period then ended, is fairly stated, in all material respects, in relation to the financial statements as a whole.

Cohen & Company, Ltd.

Chicago, Illinois

June 1, 2021